                                                                      Exhibit 21
                                                                      ----------

               List of Subsidiaries of Medallion Financial Corp.


Subsidiary                      Jurisdiction of Organization
----------                      ----------------------------

Medallion Funding Corp.         New York

Transportation Capital Corp.    New York

Edwards Capital Corp.           Delaware

Medallion Media, Inc.           Delaware

Business Lenders, LLC           Delaware